1 North Wall Quay Dublin 1 Ireland	T +353 1 622 2000 F +353 1 622 2222

EXHIBIT 10.18(e)

FROM:    Citibank Europe plc (the “Bank”)

TO:
Renaissance Reinsurance Ltd., DaVinci Reinsurance Ltd. and RenaissanceRe Specialty Risks Ltd. (the “Original Companies”) and RenaissanceRe Specialty U.S. Ltd., Renaissance Reinsurance of Europe, Platinum Underwriters Bermuda, Ltd. and Renaissance Reinsurance U.S. Inc. (formerly Platinum Underwriters Reinsurance, Inc.) (the “Additional Companies” and, together with the Original Companies, the “Companies”)

DATE:    14th January, 2016
Ladies and Gentlemen,
The Facility Letter dated 17 September 2010 between (1) the Bank and (2) the Companies regarding a committed letter of credit issuance facility in a maximum aggregate amount of USD 300,000,000, as amended by Letter Amendment dated 14th July 2011, 1st October, 2013, 23rd December 2014, 31st March 2015 and 30th December 2015, and as may be further amended, varied, supplemented, novated or assigned from time to time (the “Facility Letter”).

1.
We refer to the Facility Letter. Capitalised terms used in this letter shall have the meanings given to them in the Facility Letter (including where defined in the Facility Letter by reference to another document).

2.	The following amendments shall take effect on and from the date that the Bank receives this letter duly executed by the Companies (“Effective Date”).

3.	The Bank and the Companies agree, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, that as effective from the date of this letter:

(i)	Clause 2.1 of the Facility Letter shall be amended and restated in its entirety as follows:

“The Facility shall be in a maximum aggregate amount of USD 300,000,000 (or the equivalent in the applicable currency) (the “Facility Limit”). The maximum aggregate amount of letters of credit that may be issued on behalf of any one Company shall be equal to the Facility Limit; provided however, that in no event shall (i) the aggregate amount of letters of credit issued on behalf of Platinum Underwriters Bermuda, Ltd. and Renaissance Reinsurance U.S. Inc. (formerly Platinum Underwriters Reinsurance, Inc.) collectively exceed USD 25,000,000 (or the equivalent in the applicable currency) and (ii) the maximum aggregate amount of letters of credit that may be issued on behalf of all Companies collectively exceed the Facility Limit.”

1 North Wall Quay Dublin 1 Ireland	T +353 1 622 2000 F +353 1 622 2222

4.
Except as expressly amended by this letter, the Facility Letter remains unmodified and in full force and effect. In the event of a conflict or inconsistency between the terms of this letter and the terms of the Facility letter, the terms of this letter shall prevail.

5.
The provisions contained in clause 6, Interest, and clause 7, Fees, in the Facility Letter shall apply in relation to the amendments agreed pursuant to the terms of this letter. Each party to this letter shall bear its own costs and expenses in relation to the amendments agreed pursuant to the terms of this letter.

6.
On the date of this letter and on the Effective Date, each Original Company, as to itself, hereby confirms to the Bank that the representations and warranties set forth in clause 8 of the Facility Letter are true.

7.
With effect from the Effective Date of this letter, the terms and conditions of the Facility Letter shall be read and construed by reference to this letter and all references to the Facility Letter shall be deemed to incorporate the relevant amendments contained within this letter.

8.
This letter may be executed in counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same agreement. This letter and any non-contractual obligations arising in connection with it shall be governed by English law and the provisions of Clause 16 (Governing Law) of the Facility Letter shall be incorporated, with any necessary changes, as if set out in full in this letter. No person shall have any right to enforce any provision of this letter under the Contracts (Rights of Third Parties) Act 1999.

9.	Please indicate your agreement to the foregoing by countersigning the attached copy of this letter and returning the same to us.

[signature page follows]

1 North Wall Quay Dublin 1 Ireland	T +353 1 622 2000 F +353 1 622 2222

For and of behalf of
Citibank Europe plc

/s/ Peadar Mac Canna

Name: Peadar Mac Canna

Title: Managing Director

1 North Wall Quay Dublin 1 Ireland	T +353 1 622 2000 F +353 1 622 2222

We agree to the terms set out in this letter.

For and of behalf of
Renaissance Reinsurance Ltd.

/s/ Jeffrey D. Kelly
Name:     Jeffrey D. Kelly
Title:    EVP

For and of behalf of
DaVinci Reinsurance Ltd.

/s/ Aditya Dutt
Name:     Aditya Dutt
Title:    President

For and of behalf of
RenaissanceRe Specialty Risks Ltd.

/s/ Jeffrey D. Kelly
Name:     Jeffrey D. Kelly
Title:    EVP

For and of behalf of
RenaissanceRe Specialty U.S. Ltd.

/s/ Jeffrey D. Kelly
Name:     Jeffrey D. Kelly
Title:    EVP

For and of behalf of
Renaissance Reinsurance of Europe

/s/ Sean Brosnan
Name: Sean Brosnan
Title:    Managing Director

1 North Wall Quay Dublin 1 Ireland	T +353 1 622 2000 F +353 1 622 2222

For and of behalf of
Platinum Underwriters Bermuda, Ltd.

/s/ Ross A. Curtis
Name:     Ross A. Curtis
Title:    President

For and of behalf of
Renaissance Reinsurance U.S. Inc.

/s/ James M. Conway
Name:     James M. Conway
Title:    Senior Vice President

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